                                 EXHIBIT 10.17
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                           SECOND AMENDMENT TO LEASE
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This Amendment to lease (the "Amendment") made this 14th day of December, 1994, by and between:

     NEW ENGLAND RESOURCES LIMITED PARTNERSHIP, a Connecticut limited
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     partnership having an address at 151 River Road, Essex, Connecticut 06426
     (hereinafter called "Landlord"); and

     THE STROUSE, ADLER COMPANY, a Connecticut corporation having an address at
     --------------------------
     78 Olive Street, New Haven, Connecticut 06507 (hereinafter called
     "Tenant").

                                   WITNESSETH

     WHEREAS, the Landlord is the owner of real property and the improvements thereon known as 78-84 Olive Street, New Haven, Connecticut (the "Premises"); and

     WHEREAS, the Landlord and the Tenant entered into a certain Lease dated October 4, 1991 (the "Lease"), whereby the Tenant leased a portion of the Premises; and

     WHEREAS, the Landlord and the Tenant executed a First Amendment to lease dated April 11, 1994.

     WHEREAS, the parties hereto now desire to amend the Lease again as more fully set forth herein; and

     WHEREAS, capitalized terms not otherwise defined in this Amendment shall have the same meaning herein as defined in the Lease.

     NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the Landlord and the Tenant agree as follows;

     A.   DEMISED PREMISES. Tenant shall lease from the Landlord an additional
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18,850 square feet located on the first floor of the building. Accordingly, the third recital of the Lease is hereby amended and restated in its entirety to read as follows:

     WHEREAS, the Landlord wishes to lease to the Tenant approximately 87,000 square feet (the "Initial Premises") of space on the third, second and basement floors of the building located on the Premises (the "Building"), approximately 10,500 square feet of space (the "Additional Premises") located on the first floor of the Building and approximately 20,000 square feet of space
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     (the "Second Additional Premises") located on the first floor of the
     Building (the Initial Premises, the Additional Premises and the Second Additional Premises are collectively herein referred to as the "Demised Premises").

     B.   LEASE TERM. The term of the Lease for the Second Additional Premises
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shall commence on December 1, 1994. The term of the Lease for the Demised
Premises shall be extended until December 31, 1999. Accordingly, Section 1 is hereby amended and restated in its entirety to read as follows:

     "1.  Lease Term. The term of this Lease shall commence as of the 1st day of
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     September, 1993 as to the Initial Premises and as of March 1, 1994 as to
     the Additional Premises and as of the 1st day of December, 1994 as to the Second Additional Premises and shall end on December 31, 1999.

     C.   NET RENT. Landlord and Tenant have agreed that the rent for the Second
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Additional Premises shall be $1.00 per square foot per year payable in equal monthly installments and in advance with rental increases using the same method used for increase in the rent for the Initial Premises. The annual increase in rent shall be extended until the end of the term of the Lease. Accordingly,
Section 2 is hereby amended and restated in its entirety to read as follows:

     "2.  Net Rent. The Tenant shall pay to the Landlord the annual net rental
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     for the Initial Premises of $4.23 per square foot for the period from
     September 1, 1994 until August 31, 1995. The Tenant shall pay to the Landlord annual net rental for the Additional Premises equal to $2.06 per square foot per year and $1.00 per square foot per year for the Second Additional Premises for the period from December 1, 1994 until August 31, 1995. Each September 1st, commencing September 1, 1995, the annual net rental for the Initial Premises, Additional Premises and the Second Additional Premises for each subsequent 12 moth period shall be increased over the prior year's net annual rent by an amount equal to the product of
     (a) the prior year's net annual rent per square foot times (b) the lesser
                                                          -----
     of (x) 5% or (y) the increase in the CPI as published in the Wall Street Journal for the previous 12 months (September through August). The annual net rental for the Initial Premises, the Additional Premises and the Second Additional Premises shall be hereinafter referred to as the "Net Rent: and the annual increases in New Rent shall continue each September 1st until the end of the term of the Lease."

     D.   PERCENTAGE OF PROPERTY. The addition of the Second Additional Premises
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to the Demised Premises increases Tenant's occupancy of the Building from 63.5%
to 74.8% of the Building.
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Accordingly, various Sections of the Lease have to be amended to increase the
Tenant's responsibility for the common charges and other items. Accordingly, Sections 3, 7, 10 and 11 are hereby amended to delete "63.5%" and insert "74.8%".

     E.   MISCELLANEOUS. This Agreement constitutes the entire agreement of the
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parties with respect to the Amendment of the Lease. Except as provided herein, the Lease is and remains in full force and effect without amendment or modification.

     IN WITNESS WHEREOF, the Landlord and the Tenant hereunder have hereunto set their names and seals the day and year first above written.

SIGNED, SEALED AND DELIVERED
as to the Signatures in the
Presence of                      NEW ENGLAND RESOURCES
                                     LIMITED PARTNERSHIP


                                 By:   Howell Resources, Inc.
                                       Its General Partner

                                     /s/Ann-Marie Howell
                                 By:-------------------------------------------
                                     Ann-Marie Howell
                                     Its Vice President


                                 THE STROUSE, ADLER COMPANY


                                     /s/David S. Howell
                                 By:-------------------------------------------
                                     Its Chairman